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                                                                    EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


         We consent to the use in this Registration Statement of Union Planters Corporation on Form S-4 of our report dated January 23, 1998 relating to the consolidated financial statements of FSB, Inc., which appears in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the references to us under the heading "Experts" in such Proxy Statement/Prospectus.


/s/ WHITEHORN TANKERSLEY & CO., PLLC
Memphis, Tennessee
November 18, 1998